Exhibit 10.4

FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT

This Fourth Amendment to Office Lease Agreement (the “Fourth Amendment”), is dated June 30, 2021 (“Effective Date”) and is by and between FRANKLIN TEMPLETON COMPANIES, LLC, a Delaware limited liability company (“Landlord”) and ROBLOX CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant entered into that certain Office Lease Agreement dated August 2017 (the “Original Lease”), under and subject to the terms of which Landlord leased to Tenant and Tenant leased from Landlord, those certain premises comprising approximately 173,104 rentable square feet of office space (“Original Premises”) located in Buildings 910 and 970 at One Franklin Parkway, San Mateo, California 94403.

B.Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated August 30, 2018 (“First Amendment”) to, among other things, include within the “Leased Premises” additional portions of Buildings 910 and 960.

C.Landlord and Tenant entered into that certain Second Amendment to Office Lease Agreement dated February 6, 2019 (“Second Amendment”) to amend the Original Lease, as amended by the First Amendment to, among other things, include within the “Leased Premises” (i) approximately 21,551 rsf located on the 2nd floor of “Building 960” and (ii) approximately 39,537 rsf located on the 4th floor of Building 960. Landlord and Tenant entered into that certain Third Amendment to Office Lease dated May 29, 2019 (“Third Amendment”) to allow Tenant to directly contract for day porter services (in addition to the janitorial/cleaning services Landlord provides to Tenant pursuant to the Lease) solely for the Leased Premises.

D.Landlord and Tenant now desire to amend the Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment to, among other things, include within the “Leased Premises” the entire “Building 950” located at One Franklin Parkway, San Mateo, California 94403 containing approximately 122,630 rsf,1 as more particularly shown on Exhibit A-10 to the Original Lease (“Phase 9 Premises”). The Original Lease, as modified by the terms of the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, is referred to as the “Lease.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged here, Landlord and Tenant agree as follows:

1.Incorporation of Recitals. Recitals A through D, inclusive, set forth above are incorporated into this Fourth Amendment by this reference.

2.Estoppel and Release. By executing this Fourth Amendment, Tenant acknowledges and agrees that as of the date of the execution of this Fourth Amendment, to Tenant’s actual knowledge, without inquiry, Landlord has fully performed all duties and obligations of Landlord under the Original Lease, First Amendment, Second Amendment and Third Amendment due as of such date. Tenant further acknowledges and agrees that the waiver, release and discharge provided for in this Section 2 is a material inducement to Landlord to enter into this Fourth Amendment.
1 Landlord and Tenant hereby stipulate that the Phase 9 Premises contains approximately 122,630 rsf and such Phase 9 Premises is not subject to re-measurement.

Tenant has been in possession of the Phase 1 Premises, Phase 2 Premises, Phase 3 Premises, Phase 4 Premises, Phase 6 Premises, Phase 7 Premises and Phase 8 Premises. Except as otherwise provided in the Lease, Tenant acknowledges and agrees that Landlord has no obligation to perform any work, supply any materials, incur any expense, make any alterations or improvements to the Leased Premises or to provide Tenant with any construction or tenant improvement allowance.

3.Amendments to Provisions in Original Lease, First Amendment, Second Amendment and Third Amendment.

A.Increase of Leased Premises to Include the Phase 9 Premises. Commencing on the Effective Date (as defined above), the following new Section 1.3(a)(9) below shall be added to Section 1.3(a) to the Original Lease:

(a)“Leased Premises/Premises: The following are collectively referred to herein as the “Premises” or “Leased Premises”, and individually as a “Phase of the Premises”:

(1)“Phase 1 Premises” shall mean approximately 21,159 rentable square feet (“rsf”) located on the 1st floor of Building 910, as more particularly shown on Exhibit A-1.

(2)“Phase 2 Premises” shall mean approximately 40,614 rsf located on the 3rd floor of Building 910, and which constitutes the entire 3rd floor of Building 910, as more particularly shown on Exhibit A-2.

(3)“Phase 3 Premises” shall mean approximately 32,420 rsf located on the 1st floor of Building 970, as more particularly shown on Exhibit A-3.

(4)“Phase 4 Premises” shall mean approximately 78,911 rsf located on the 2nd and 3rd floors of Building 970, and which constitute the entire 2nd and 3rd floors of Building 970, as more particularly shown on Exhibit A-4.

(5)Intentionally Omitted.

(6)“Phase 6 Premises” shall mean approximately 21,057 rsf located on the 2nd floor of Building 960, as more particularly shown on Exhibit A-7.

(7)“Phase 7 Premises” shall mean approximately 42,927 rsf located on the 3rd floor of Building 960, as more particularly shown on Exhibit A-8.

(8)“Hold-Off Premises” or “Phase 8 Premises” shall mean approximately 21,551 rsf located on the 2nd floor of Building 960 and approximately 39,537 rsf located on the 4th floor of Building 960, as more particularly shown on Exhibit A-9.

(9)“Phase 9 Premises” shall mean approximately 122,630 rsf consisting of the entire Building 950, as more particularly shown on Exhibit A-10.”

B.Section 1.3(e) of the Original Lease shall be deleted in its entirety and replaced with the following: “Project/Real Property: The Franklin Templeton Office Campus at One Franklin Parkway at Bay Meadows, San Mateo, California, comprising, as of the Effective Date, 6 office buildings (including Building 910, Building 950, Building 960 and Building 970) together with certain parking facilities, as more particularly shown on the site Plan attached hereto as Exhibit A-5.”

C.A new Section 1.3(g) shall be added to the Original Lease as follows: “Building 950: The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected or located or placed upon the land known as Building 950, One Franklin Parkway, San Mateo, California 94403 consisting of approximately 122,630 rsf.” Building 950 shall be added to the definition of “Building” under Section 2.1(c) of the Original Lease to the extent that such Phase 9 Premises has been delivered to Tenant and are then being leased under this Lease.

D.A new Section 1.4(a) shall be added to the Original Lease as follows: “Commencement Date for Phase 9 Premises: The Delivery Date for the Phase 9 Premises. The parties acknowledge and agree that in the event the Commencement Date is delayed for any reason other than a Landlord Delay, including, without limitation, due to (i) a Tenant Delay, (ii) an event of Force Majeure (as defined in the Lease) or as a result of COVID-19 (Coronavirus), and/or (iii) caused by orders (including lockdown, shelter- in-place orders or similar orders, ordinances, directions, failures, refusals, delays, regulations or requirements of any federal, state, county or municipal authority (including, without limitation, failure or refusal or delay in issuing permits, approvals, authorizations and/or inspections to the Project), Landlord shall have no liability therefor, subject to Section 3.1(e) of the Lease. Notwithstanding anything to the contrary herein, if the Phase 9 Delivery Date has not occurred solely due to a Landlord Delay on or before March 1, 2022, then, the date Tenant is otherwise obligated to commence payment of the Rent for the Phase 9 Premises shall be delayed by one (1) day for each day that the Delivery Date for the Phase 9 Premises is delayed beyond March 1, 2022.”

E.A new Section 1.5(a) shall be added to the Original Lease as follows: “Annual Base Rent for the Phase 9 Premises: $5.95 per rsf of the Phase 9 Premises delivered to Tenant as set forth in this Lease, subject to three and one-half percent (3.5%) annual increases commencing on the first (1st) day of the calendar month following the first (1st) anniversary of the Commencement Date for the Phase 9 Premises. Notwithstanding the foregoing, Annual Base Rent for the Phase 9 Premises shall fully abate for the first (1st) six (6) months after the Commencement Date for the Phase 9 Premises and the Annual Base Rent for the Phase 9 Premises shall abate by fifty percent (50%) for the seventh (7th) through twelfth (12th) months after the Commencement Date for the Phase 9 Premises. For clarity, the term “Rent Commencement Date” as defined in the Original Lease (as amended by the First Amendment, Second Amendment and Third Amendment), shall not apply to the Annual Base Rent for the Phase 9 Premises.”

F.Section 1.6 of the Original Lease shall be deleted in its entirety and replaced with the following:

“910/970 Term: For the Phase 1 Premises, Phase 2 Premises, Phase 3 Premises, and Phase 4 Premises, commencing on the respective Delivery Dates for each of the Phase 1 Premises, Phase 2 Premises, Phase 3 Premises, and Phase 4 Premises and ending on June 30, 2027, subject to Section 2.1(n) (“910/970 Expiration Date”)(“910/970 Term”).

950/960 Term: For the Phase 6 Premises, Phase 7 Premises, Phase 8 Premises and Phase 9 Premises, commencing on the respective Delivery Dates for each of the Phase 6 Premises, Phase 7 Premises, Phase 8 Premises and Phase 9 Premises and ending on June 30, 2031, subject to Section 2.1(n) (“950/960 Expiration Date”) (“950/960 Term”).

The 910/970 Term and the 950/960 Term shall be referred to, individually, as applicable, and together, as applicable, in this Lease as the “Term.” The 910/970 Expiration Date and the 950/960 Expiration Date shall be referred to, individually, as applicable, and together, as applicable, in this Lease as the “Expiration Date.” Notwithstanding anything to the contrary herein, to the extent this Lease continues following the expiration or earlier termination of the 910/970 Term or the 950/960 Term, references to “Premises” and “Leased Premises” shall exclude Premises in the Phase as to which this Lease has terminated.”

G.A new Section 1.9(a) shall be added to the Original Lease as follows: “Tenant Improvement Allowance for Phase 9 Premises: $20.00 per rsf of Phase 9 Premises for the improvement of the Phase 9 Premises or any other portion of the Premises, totaling Two Million Four Hundred Fifty-Two Thousand Six Hundred and 00/100 Dollars ($2,452,600.00).”

H.The following shall be added between “Exhibit A-9” and “Exhibit B” in Section 1.14 of the Original Lease: “X Exhibit A-10 Floor Plan of the Phase 9 Premises”. The following shall be added after Exhibit H in Section 1.14 of the Original Lease: “X Exhibit I    Office Furniture”.

I.Section 2.1(c) of the Original Lease shall be deleted in its entirety and replaced with the following: “Building” shall mean Building 910, Building 950, Building 960 and Building 970 to the extent that Premises in each has been delivered to Tenant and are then being leased under this Lease.”

J.The following shall be added to the end of Section 2.1(k) of the Original Lease:

“Notwithstanding the foregoing, the “Delivery Date of the Phase 9 Premises” shall be the later of the date (i) upon which Landlord delivers to Tenant possession of the Phase 9 Premises in the condition required by Article 5 of the Original Lease, and (2) January 1, 2022; provided, however, in no event shall the Delivery Date for the Phase 9 Premises occur before January 1, 2022 and the date that is five (5) Business Days after Landlord’s delivery of notice of such Delivery Date. The anticipated Delivery Date of the Phase 9 Premises is January 1, 2022. The terms of Section 5.3 of the Original Lease shall apply as to the Phase 9 Premises.”

K.Section 3.1(a) of the Original Lease shall be deleted in its entirety and replaced with the following:

“(a) Landlord shall deliver possession of the Premises in the following Phases and shall endeavor to deliver possession of the Premises to Tenant on the following dates:

	RSF	Scheduled Delivery Date	Actual Delivery (as of the Effective Date)	“Delivery Date” and “Delivery Date of the Phase 9 Premises” (as defined under the Lease)
1	21,159	5 Business Days following Effective Date	August 17, 2017	September 1, 2017
2	40,614	October 1, 2017	September 22, 2017	October 6, 2017
3	32,420	January 1, 2018	December 20, 2017	January 4, 2018
4	78,911	Sixty (60) days after all occupants located in the Phase 4 Premises have vacated such space.	September 16, 2019
6	21,057	October 15, 2018	October 25, 2018	November 9, 2018
7	42,927	Sixty (60) days after all occupants located in the Phase 7 Premises have vacated such space.	September 27, 2019
8	61,088	Ninety (90) days after all occupants located in the Phase 8 Premises have vacated such space.”	September 16, 2019
9	122,630	January 1, 2022

L.Section 3.1(c) of the Lease and any references in the Lease as to the “Early Termination Right” and “Outside Termination Right” shall be deleted in their entirety. Section 3.1(d) of the Original Lease shall be terminated in its entirety.

M.The following shall be added as Section 3.1(g) of the Lease: “Landlord shall permit Tenant to use certain items of Landlord’s existing office furniture in the Phase 9 Premises, which shall include, at minimum, the office furniture identified in white (not blue) on Exhibit I to this Lease (“Office Furniture”) in their “AS-IS” and “WITH ALL FAULTS” condition. Landlord shall provide Tenant with a written notice of all of the office furniture available for Tenant’s use by no later than July 15, 2021, which shall include, at minimum, the items identified in white (not blue) on Exhibit I to this Lease. By no later than August 15, 2021, Tenant shall provide Landlord written notice of which of the items of furniture listed in Landlord’s notice Tenant wishes to use and those items shall be considered Tenant’s “Office Furniture” pursuant to the terms of this Lease. Tenant acknowledges and agrees that the Office Furniture is used, and that Landlord has made no representation or warranty of any nature whatsoever with respect to the Office Furniture. Landlord hereby disclaims any implied warranties of merchantability or fitness for any particular purpose with respect to the Office Furniture. Tenant, at Tenant’s sole cost and expense, shall repair and maintain the Office Furniture. The Office Furniture shall at all times during the Term remain the sole and exclusive property of Landlord. Tenant agrees that all of the Office Furniture shall remain within the Phase 9 Premises during the Term of the Lease; however, Tenant may remove and store any items of Office Furniture during the Term of the Lease so long as Tenant does not dispose of such items without Landlord’s prior consent. Provided there is no Event of Default by Tenant, Landlord shall sell and transfer the Office Furniture to Tenant, and Tenant shall purchase the Office Furniture from Landlord, on the last day of the Term for One Dollar ($1.00) without any representation or warranty by Landlord of any nature whatsoever pursuant to a commercially reasonable Bill of Sale and Tenant shall be responsible for all sales or transfer tax thereon. Tenant shall remove all of the Office Furniture from the Premises upon the expiration of the Term. At Tenant’s request, made after the Tenant’s written notice set forth above but not less than sixty (60) days before the Commencement Date for Phase 9 Premises, Landlord shall, at its sole cost, remove prior to the Delivery Date for the Phase 9 Premises any additional cubicles and furniture and tag/coil existing Cat-6 wiring requested by Tenant, in which case such items shall not be considered “Office Furniture” and Exhibit I attached hereto shall be amended accordingly.”

N.The provisions of subpart (a) of the third sentence of Section 3.2 of the Original Lease shall also apply to conduits between Buildings 950, 960, 910 and 970 (provided such conduits shall be free of any wiring other than that of Tenant). For the avoidance of doubt, there are no Common Areas in the interior portions of Building 950 and Tenant shall have the exclusive right to use the lobbies within and entries to Building 950, including the right to install additional signs therein, make alterations thereto (subject to the terms of Article 9 of the Lease) and locate a receptionist and security guard therein. In addition, Tenant shall have the right to use Landlord’s security cameras that are currently located inside Building 950 (but not outside Building 950) and Landlord shall not monitor or otherwise use the cameras currently located inside Building 950 after the Commencement Date for the Phase 9 Premises.

O.Section 3.4 of the Original Lease shall be deleted in its entirety and replaced with the following:

“Renewal Term. Tenant shall have the right to renew either or both of the 910/970 Term and/or 950/960 Term as set forth below. Tenant shall have the right to two (2) renewal terms of four (4) years each for either or both of the 910/970 Term and/or the 950/960 Term (each, a “Renewal Term”) which shall commence on the day following the expiration of the 910/970 Expiration Date and/or the 950/960 Expiration Date, as applicable, and end on the last day of the Renewal Term, as applicable to the Phase 1-4 Premises and/or the Phase 6-9 Premises, as applicable, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (a) Tenant shall have notified Landlord in writing of Tenant’s exercise of such renewal right no less than twelve (12) months prior to the applicable Expiration Date (“Exercise Notice”), and (b) at the time of the exercise of such right and immediately prior to the applicable Expiration Date, no Event of Default under the Lease by Tenant shall have occurred and be continuing. If any of the conditions set forth in the immediately preceding sentence is not satisfied, Tenant’s option to renew the applicable Term shall lapse and be null and void. Tenant’s notice of its election to renew the applicable Term shall be irrevocable when made. Time is of the essence with respect to the giving of the notice of Tenant’s exercise of the renewal option. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that the Annual Base Rent shall be determined as provided in Sections 3.5 and 3.6 below. Upon the commencement of a Renewal Term, (A) the Renewal Term shall be added to and become part of the applicable Term (but shall not be considered part of the initial Term), (B) any reference to this Lease, to the Term, the Term of this Lease or any similar expression shall be deemed to include the Renewal Term, (C) the expiration of the applicable Renewal Term shall become the Expiration Date (as to the applicable Phase of the Premises) and (D) if all of the Leased Premises are not included in the Renewal Term, the L C Amount shall be reduced proportionately as it relates to the Phase 1-8 Premises, the 920/930 Expansion Premises and Expansion Premises (as applicable) only; provided, however, the L C Amount shall not decrease below the last month’s Base Rent for each respective Phase 1-8 of the Premises, the 920/930 Expansion Premises and Expansion Premises (as applicable) at any time during the Term (as may be renewed). The foregoing right to renew the Term of this Lease is personal to Tenant (and any Permitted Transferee, as defined below) and may not be assigned, sold, leased, subleased or otherwise transferred, voluntarily or involuntarily, by or to any other person or entity, except in connection with a Permitted Transfer (as defined below). No tenant improvement allowance shall be granted with respect to any such applicable Renewal Term.”

P.The word “audited” shall be inserted before “financial statements” in the first sentence of Section 3.7 of the Lease.

Q.The following shall be added as a new Section 3.7(a) to the Lease:

“920/930 Right of First Offer. Provided that Tenant has resources and means (as evidenced by audited financial statements delivered to Landlord) sufficient to perform and satisfy its obligations under this Lease with respect to the then-existing Premises and the proposed 920/930 Expansion Premises, there is no Event of Default under this Lease at the time Tenant delivers its Expansion Notice and Tenant (or Tenant’s Permitted Transferee) is then itself occupying the Premises, Landlord hereby grants the Tenant originally named in this Lease (and any Permitted Transferee) a one-time right of first offer to lease each space in Building 920 and/or Building 930 (the “920/930 Expansion Premises”) effective throughout the initial Term of this Lease only and not including any renewals thereof (the “920/930 Expansion Option”). Notwithstanding the foregoing, such right of first offer shall be subordinate to the desire of Tano Capital, LLC, Landlord or any entity that is controlled by or under common control of Franklin Resources, Inc. (“Landlord Affiliate”) to take and occupy the 920/930 Expansion Premises (collectively, the “920/930 Superior Rights” held by the "920/930 Superior Right Holders"). Landlord shall notify Tenant in writing (the "Landlord’s 920/930 Expansion Notice") from time to time when the 920/930 Expansion Premises or any portion thereof becomes available for lease to third parties, provided that no 920/930 Superior Right Holder wishes to lease all or any portion of the 920/930 Expansion Space pursuant to its 920/930 Superior Right. Pursuant to such Landlord 920/930 Expansion Notice, Landlord shall offer to lease to Tenant the then available 920/930 Expansion Premises. Landlord’s 920/930 Expansion Notice shall describe the space so offered to Tenant and shall set forth the Annual Rent, and the other economic terms upon which Landlord is willing to lease such space to Tenant. The Landlord shall require additional Lease Security for the 920/930 Expansion Premises in the amount set forth in Section S below only if (i) Tenant’s or the Permitted Transferee’s net cash as of the date of Landlord’s 920/930 Expansion Notice is not equal to or greater than $1.5 Billion; (ii) Tenant or its Permitted Transferee is not operating cash flow positive in accordance with generally accepted accounting principles, consistently applied, as of the date of Landlord’s 920/930 Expansion Notice; or (iii) the tenant improvement allowance, if any, offered in Landlord’s 920/930 Expansion Notice is equal to or greater than three percent (3%) of the total Annual Base Rent for the term of the lease of the 920/930 Expansion Premises as set forth in Landlord’s 920/930 Expansion Notice. Within fifteen (15) days after receipt of Landlord’s 920/930 Expansion Notice, Tenant shall deliver its irrevocable written notice to Landlord accepting, without qualification or modification, the terms set forth in Landlord’s 920/930 Expansion Notice for the leasing of such 920/930 Expansion Premises pursuant to the 920/930 Expansion Option in its “AS IS” condition for a term co-terminus with the initial 950/960 Term; provided, however, the Term for an 920/930 Expansion Premises shall be at least four (4) years (the “920/930 Expansion Notice”). The 920/930 Expansion Notice shall be irrevocable when made by Tenant. If Tenant fails to deliver its 920/930 Expansion Notice to Landlord within fifteen (15) days after receipt of Landlord’s 920/930 Expansion Notice, or if Tenant declines to lease such 920/930 Expansion Premises, then Tenant’s right to lease such 920/930 Expansion Premises shall lapse, and Landlord shall thereafter be free to lease such 920/930 Expansion Premises to any third-party on the terms in the Landlord’s 920/930 Expansion Notice; provided, however, that Landlord shall thereafter have the right to make non- material modifications to the non-economic terms (if any) and any modifications to the Lease Security of Landlord’s 920/930 Expansion Notice, and to reduce the Annual Rent contained therein by no more than 7.5% or increase the tenant improvement allowance contained therein by no more than 7.5%. If Landlord proposes to lease such 920/930 Expansion Premises to a third party in which the Annual Rent is more than 7.5% lower than stated in Landlord’s 920/930 Expansion Notice, and/or the tenant improvement allowance is more than 7.5% higher than stated in Landlord’s 920/930 Expansion Notice, then Landlord must again first offer to lease such 920/930 Expansion Premises to Tenant in accordance with the terms, provisions and procedures set forth above. If Tenant timely delivers its 920/930 Expansion Notice to Landlord, then Landlord and Tenant shall within thirty (30) Business Days thereafter execute a mutually acceptable amendment to this Lease, upon the terms and conditions set forth in Landlord’s 920/930 Expansion Notice (including an amendment to this Lease to reflect the increase in rsf of the Leased Premises and any increase in the Lease Security (as applicable for the 920/930 Expansion Premises) and otherwise on the terms and conditions set forth in this Lease; provided, however, that any failure of the parties to execute such amendment shall not affect the validity of Tenant’s 920/930 Expansion Notice. The right to lease the 920/930 Expansion Premises set forth in this Section 3.7(a) is personal to the originally named Tenant (and any Permitted Transferee) herein and may only be exercised by such Tenant or Permitted Transferee (and not by any other assignee, subtenant or any transferee of all or any portion of Tenant’s interest in the Lease or the Premises) if such Tenant or Permitted Transferee then itself occupies the entire then-existing Premises leased pursuant to this Lease (except to the extent a portion is vacant due to a casualty or Tenant planning or constructing alterations therein).”

R.The following shall be added to the end of Section 4.3 of the Original Lease:

“Notwithstanding the foregoing or anything in the Lease to the contrary, in the event Proposition 13 that was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) is repealed by applicable law and such repeal becomes effective (“Proposition 13 Repeal Effective Date”) at any time during the Term of this Lease, in addition to Annual Base Rent, Tenant agrees to pay, commencing twelve (12) months after the Proposition 13 Repeal Effective Date (i) “Property Taxes” for the Phase 9 Premises paid or incurred by Landlord and equitably allocated (as set forth in the following sentence) to the 950 Building and all Common Areas on the real property on which the Phase 9 Premises (which real property is that certain Parcel B designated on Parcel Map No. 395 recorded March 21, 2005 on file in Book 76, Page 7, of Parcel Maps attached hereto as Exhibit J) is located (“Parcel B”) in any year in excess of those paid or incurred by Landlord in the twelve (12) months immediately prior to the Proposition 13 Repeal Effective Date. In the event Proposition 13 is repealed by applicable law and such repeal becomes effective, Landlord agrees to provide Tenant with its bill for Property Taxes for Parcel B and the parties agree that Tenant shall pay a percentage of such bill, as its allocated share, equal to the square footage of the 950 Building compared to the square footage of all the improvements on Parcel B (currently fifty percent (50%) for purposes of Tenant’s obligation to pay such Property Taxes as set forth in this Section. The term “Property Taxes” shall mean and include (i) any and all real estate taxes and other taxes, charges, general and special assessments, transit charges, housing fund assessments, liens, assessment bonds, district formation costs, bonds, levies, fees and impositions whether general, special or supplemental, unforeseen or foreseen, ordinary or extraordinary which are assessed, imposed, charged, confirmed or levied with respect to the 950 Building and all Common Areas on Parcel B and any costs, fees or expenses incurred in contesting the amount or validity of any of the foregoing; (ii) any tax, surcharge, levy, fee or assessment which may be imposed in addition to or in lieu of real estate or personal property taxes; and (iii) any service, use or other fees collected by governmental agencies in addition to or in lieu of real estate or personal property taxes for services provided by such agencies. The term “Property Taxes” shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services, “Property Taxes” shall also include any governmental assessments or the Building’s governmentally-required contribution towards a governmental cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies, any new, replacement or supplemental taxes. The term “Property Taxes” shall exclude rent taxes, gross receipt taxes, transfer, net income, capital stock, estate taxes and any assessments shall be included in Property Taxes only to the extent they are paid over the longest term permitted without incurring penalty.

On or before the first day of the thirteenth (13th) month after the Proposition 13 Repeal Effective Date and before the first day of each twelve months thereafter of the Term, Landlord shall endeavor to provide to Tenant a written estimate of Property Taxes for the 950 Building and all Common Areas on Parcel B, for such following twelve (12) months or portion thereof. Landlord’s failure to timely provide such written estimate to Tenant shall not relieve Tenant of its obligation to pay Property Taxes. Tenant shall pay such estimated Property Taxes as Additional Rent to Landlord in equal monthly installments, in advance, on the first day of each month in the same manner as Annual Base Rent is paid. Within one hundred twenty (120) days after the end of each twelve (12) month period of Property Tax payments, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Property Taxes for such preceding twelve (12) month period, and the parties shall make any payment or credit allowance necessary to adjust Tenant’s prior estimated monthly payments of Property Taxes to Tenant’s actual Property Taxes as shown by such annual statement. Landlord’s statement in the immediately preceding sentence shall be conclusive and binding upon Tenant. Any amount due from Tenant shall be paid to Landlord within thirty (30) days after Tenant’s receipt of such statement. Any amount due to Tenant shall be credited against monthly installments of rent next coming due under this Section until such credit is exhausted (or, at Landlord’s sole option, be promptly refunded to Tenant). If a credit is due from Landlord on the expiration or earlier termination of the 950/960 Term, Landlord shall pay Tenant the amount of the credit within thirty (30) days after such expiration or early termination. The obligations of Tenant and Landlord to make payments required under this Section shall survive the expiration or earlier termination of this Lease.

If, at any time during any twelve (12) month period, the amounts and/or the rates for any item or items of Property Taxes for the 950 Building and all Common Areas on Parcel B are increased in excess of the rates or amounts used in calculating the estimated Property Taxes, Tenant’s estimated Property Taxes may at Landlord’s election be increased immediately for the month in which such increase becomes effective and for succeeding months. After the occurrence of such increase in rate or amount, Landlord shall give Tenant written notice of the amount or estimated amount of the increase, and the month in which it is effective. Tenant shall pay such increase to Landlord as a part of Tenant’s monthly installments of Property Tax payments commencing with the month in which the increase becomes effective provided it is at least thirty (30) days after Landlord delivers such notice.”

S.Tenant shall not provide any additional security for its lease of the Phase 9 Premises as set forth in this Fourth Amendment. All references in the Lease to security, L C Amount, Reduction Date, burn down of the LC Amount and/or the burn down schedule of the L C shall not include any reference to or calculation of the Phase 9 Premises. The following shall be added to end of the chart set forth in Section 4.10(b) of the Lease:

“Phase of the Premises	L C Amount (6 months of Annual Base Rent)	First Reduction Date January 1, 2023	Second Reduction Date January 1, 2024	Third Reduction Date January 1, 2025	Fourth Reduction Date January 1, 2026	Fifth Reduction Date January 1, 2027	Sixth Reduction Date January 1, 2028*
Phase 9 Premises	N/A	N/A	N/A	N/A	N/A	N/A	N/A
920/930 Expansion Premises
Number of months of Annual Base Rent per rsf for the 920/930 Expansion Premises as is then in place (as of the commencement of the Lease for the 920/930 Expansion Premises) for the remainder of the initial Term for the Phase 6-9 Leased Premises***

The paragraphs after the chart set forth in Section 4.10(b) of the Lease are deleted in their entirety and replaced with the following:

“*The L C Amount shall not burn down below the last month’s Base Rent for each respective Phase of the Premises set forth in the above chart at any time during the Term (as may be renewed); provided, however, the L C Amount for each of the Hold-Off Premises, Expansion Option or 920/930 Expansion Option (as applicable) shall not burn down below the sum of:

the last month’s Base Rent for each respective Phase of the Premises set forth in the above chart at any time during the Term (as may be renewed), plus the last month’s Base Rent for the total of the Hold-Off Premises, the Expansion Premises and the 920/930 Expansion Premises as is then in place. For clarity, as soon as this Lease terminates as to any Phase, the L C Amount shall be reduced to zero as to only that Phase.

**Provided that no Event of Default then exists, any L C Amount allocated to any Expansion Premises shall be reduced in accordance with the burn down schedule for Phases 1-3 of the Leased Premises.
***The L C Amount, if any, allocated to any 920/930 Expansion Premises shall only be allocated as set forth in Section Q above. Provided that no Event of Default then exists, any L C Amount allocated to any 920/930 Expansion Premises shall be reduced in accordance with the burn down schedule for Phases 6-8 of the Leased Premises.”

T.The second sentence of Section 7.1 of the Original Lease shall be deleted in its entirety and replaced with the following:

“If Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric current (including, without limitation, overhead fluorescent fixtures and electric vehicle charging stations) substantially in excess of amounts normally used for office use, considering the usage in other office space or by other occupants in the Project (“Excess Electrical Usage”), then Landlord shall have the right to charge Tenant an amount equal to Landlord’s reasonable estimate of Tenant’s Excess Electrical Usage, and shall have the further right to install an electric current, sub- meter or check meter in the Premises (a “Meter”) to measure the amount of electric current consumed in the Premises.”

U.For the avoidance doubt, the provisions of subparts (2) and (3) of Section 7.9 of the Original Lease shall apply as to the Phase 9 Premises. For clarity, the terms of Section 7.13 of the Original Lease shall apply to the Phase 9 Premises and, prior to the Commencement Date for Phase 9 Premises, Landlord shall connect the Phase 9 Premises to the existing back-up generator serving Building 950.

V.Section 8.1(a) of the Original Lease shall be deleted in its entirety and replaced with the following:

“Landlord shall have access to the Leased Premises at all reasonable times, upon not less than one (1) Business Day prior written notice, for the purpose of performing such work; and, except in case of emergency (when no notice shall be required), Landlord shall be required to provide Tenant such prior written notice before accessing the electrical rooms in Building 950 or the roof of Building 950 to perform such work; and”

W.The phrase (ACCO (in case of work to the HVAC systems)” in Section 9.1(c) of the Lease shall be replaced with “(Silicon Valley Mechanical (in the case of work to the HVAC systems)”; provided, however, Tenant may use ACCO on its current/pending (as of the Effective Date) project in Building 960. The following shall also be added to Section 9.1(c) of the Lease: Notwithstanding anything to the contrary in this Lease, Tenant must use Therma (in case of work to the controls).”

X.The termination right in Section 10.3 of the Original Lease shall apply as to the Phase 1-4 Premises in the last twelve (12) months of the 910/970 Term and the Phase 6-9 Premises in the last twelve (12) months of the 950/960 Term.

Y.Subsection (2) of the fifth (5th) sentence in Section 14.2(b) in the Original Lease is deleted in its entirety and replaced with the following:

“(2) reasonably approve the proposed assignment or sublease (subject to the assignee or subtenant showing resources and means, as evidenced by audited financial statements for any assignee and audited or unaudited financial statements for any subtenant) delivered to Landlord sufficient to satisfy all remaining obligations of the “Tenant” under the Lease or the subtenant under the sublease, as applicable), and, provided that the rent paid by any assignee or subtenant other than a Permitted Transferee under any such permitted assignment or sublease (or a combination of the rent paid under such assignment or sublease plus any bonus or any other consideration (including key money) or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord seventy-five percent (75%) of all such excess rent and other excess consideration, less Tenant's reasonable expenses incurred in connection with such subletting, including without limitation, reasonable brokerage commissions, improvements allowances, free rent, reasonable attorneys’ fees and reasonable alteration costs, within ten (10) days following receipt thereof by Tenant; or”

For the avoidance of doubt, no payments are owed to Landlord in connection with Tenant’s settlement with Samsara Networks, Inc. (“Samsara”) in connection with the termination of that certain Sublease between Landlord and Samsara dated December 20, 2019.

Z.The second (2nd) sentence of Section 20 of the Original Lease is deleted in its entirety and replaced with the following:

“Project Parking Facilities” shall mean, collectively, the surface lots at the Project, under- building parking in Building 910 (as to which Tenant shall have the right to use, pro-ratably, based on Tenant’s rsf of its then-existing Leased Premises in Building 910), Building 950 (as to which Tenant shall have the exclusive right to use), Building 960 (as to which Tenant shall have the right to use, pro-ratably, based on Tenant’s rsf of its then-existing Leased Premises in Building 960) and Building 970 (as to which Tenant shall have the right to use, pro-ratably, based on Tenant’s rsf of its then-existing Leased Premises in Building 970) and Parking Structures A & B (but not under-ground parking in Parking Structures A & B or reserved spaces) (as more particularly described on the Site Plan). The fifth (5th) sentence of Section 20 of the Original Lease is deleted in its entirety and replaced with the following: “Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects (including relocation) of the Project Parking Facilities at any time, in Landlord’s reasonable discretion (and after consultation with Tenant), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project Parking Facilities (or any portion thereof) on non- Business Days, provided that the number of parking spaces Tenant has access to in the Project shall not be reduced and Landlord shall exercise such rights in a manner that will cause the least inconvenience to Tenant as is reasonably practicable; provided, however, Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project Parking Facilities (or any portion thereof) on Business Days only upon Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that the number of parking spaces Tenant has access to in the Project shall not be reduced and Landlord shall exercise such rights in a manner that will cause the least inconvenience to Tenant as is reasonably practicable. The final two sentences in Section 20 of the Original Lease are deleted in their entirety and replaced with the following: “Tenant shall be permitted to use on a “first come first serve” basis, the bicycle racks located in the parking lots located under each of Buildings 910, 960 and 970 and the exclusive use of the bicycle racks in the parking lot located under Building 950 and use, on a “first come first serve” basis, the four (4) 110v outlets located in the under-building parking in Building 910, all 110v outlets located in the under-building parking in Building 960 and the three (3) 110v outlets located in the under-building parking on Building 970. Tenant shall be permitted to install additional bicycle racks and bicycle lockers for its exclusive use in the parking lots located under each of Buildings 910, 950, 960 and 970, at Tenant’s sole cost and expense, subject to Landlord’s prior approval of plans therefor and in accordance with applicable Laws. Subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at its sole cost and expense, to install additional electric vehicle (“EV”) chargers for its exclusive use near its Premises in specific locations mutually agreed by the parties. In the event Tenant installs such EV chargers, it shall also install, at its sole cost and expense, meters for such chargers and shall pay all costs associated with the use of the EV chargers.”

For clarity, Section 21.3 of the Original Lease shall apply to all Phases of the Premises, including the Phase 9 Premises.

AA. Right of First Offer to Purchase. Provided that Tenant has resources and means (as evidenced by audited financial statements delivered to Landlord) sufficient to purchase the ROFO Purchase Premises (as defined below), there is no Event of Default under this Lease at the time Tenant delivers its Acceptance Notice and Tenant (or Tenant’s Permitted Transferee) is then itself occupying the Premises, Landlord hereby grants to Tenant originally named in this Lease (and any Permitted Transferee) a one-time right of first offer to purchase each of the Project and each of Building 910, Building 950, Building 960 or Building 970 (“ROFO to Purchase”) if and when the Landlord elects to sell, or otherwise transfer, all of the Project or any of Building 910, Building 950, Building 960 or Building 970 930 (as to all or which space(s) are first available for sale, as applicable) (all or each of the foregoing, “ROFO Purchase Premises”). Notwithstanding the foregoing, such right of first offer shall be subordinate to the desire of any Landlord Affiliate to purchase the ROFO Purchase Premises. Landlord shall notify Tenant in writing (the "Purchase Notice") when the ROFO Purchase Premises becomes available for sale to third parties, provided that no Landlord Affiliate wishes to purchase all or any portion of the ROFO Purchase Premises. Pursuant to such Purchase Notice, Landlord shall offer to sell to Tenant the ROFO Purchase Premises. The Purchase Notice shall include the material terms on which Landlord desires to sell the ROFO Purchase Premises, including purchase price; deposit amount; due diligence period; closing time frame; closing costs and the other economic terms upon which Landlord is willing to sell such ROFO Purchase Premises to Tenant. Within fifteen (15) days after receipt of Landlord’s Purchase Notice, Tenant shall have the right to deliver its irrevocable written notice to Landlord accepting, without qualification or modification, the terms set forth in the Purchase Notice for the sale of such ROFO Purchase Premises in its “AS IS” condition (the “Acceptance Notice”). The Acceptance Notice shall be irrevocable when made by Tenant. If Tenant fails to deliver its Acceptance Notice to Landlord within fifteen (15) days after receipt of Landlord’s Purchase Notice, or if Tenant declines to purchase such ROFO Purchase Premises, then Tenant’s right to Purchase such ROFO Purchase Premises shall lapse and be null and void, and Landlord shall thereafter be free to sell such ROFO Purchase Premises to any third-party on the terms in the Landlord’s Purchase Notice; provided, however, that Landlord shall thereafter have the right to make non-material modifications to the non-economic terms (if any) of Landlord’s Purchase Notice, and to reduce the purchase price contained therein by no more than 7.5%. If Landlord proposes to sell such ROFO Purchase Premises to a third party in which the purchase price is more than 7.5% lower than stated in Landlord’s Purchase Notice, then Landlord must again first offer to sell such ROFO Purchase Premises to Tenant in accordance with the terms, provisions and procedures set forth above. If Tenant timely delivers its Acceptance Notice to Landlord, then Landlord and Tenant shall, within fifteen (15) days thereafter, execute a mutually acceptable Purchase and Sale Agreement, upon the terms and conditions set forth in the Purchase Notice. The ROFO to Purchase set forth in this Section is personal to the originally named Tenant (and any Permitted Transferee) herein and may only be exercised by such Tenant or Permitted Transferee (and not by any other assignee, subtenant or any transferee of all or any portion of Tenant’s interest in the Lease or the Premises) if such Tenant or Permitted Transferee then itself occupies the entire then-existing Premises leased pursuant to this Lease (except to the extent a portion is vacant due to a casualty or Tenant planning or constructing alterations therein).

BB. The first (1st), second (2nd) and third (3rd) sentences of Section 22.16 of the Original Lease shall be deleted in their entirety and replaced with the following: “During the Term of this Lease, Tenant shall have the right to use, in common with Landlord (but, subject to Landlord’s shared right to use such Shared Amenities), its employees, tenants and invitees, certain shared amenities located at the Project which include up to seventy-five (75) passes to use the fitness center, use by all of Tenant’s personnel of the cafeteria and recreation center and the CARES Center located on the ground floor of Building 960, the outdoor fireplace, olive grove, barbeques and basketball court located at the Project (“Sport Court”) and the shower and locker rooms in each Building Tenant leases and occupies (the “Shared Facilities” or “Shared Amenities”). The Shared Facilities shall include the wellness rooms located within Building 960. Tenant’s use of the Shared Facilities shall be subject to such rules and regulations as Landlord may reasonably and non-discriminatorily prescribe from time to time upon notice to Tenant (and provided the same do not unreasonably interfere with Tenant’s use or access thereto) and shall be without any additional charge or cost therefore other than with respect to all food and beverages consumed within the cafeteria; provided, however, in the event Tenant violates any such rules and regulations as it relates to use by Tenant of the outdoor fireplace, olive grove, barbeques and Sport Court, Tenant’s right to use all or any such outdoor fireplace, olive grove, barbeques and Sport Court may be terminated by Landlord in Landlord’s sole and absolute discretion if Tenant fails to cure such violation within two (2) days after receipt of written notice thereof from Landlord. Tenant may reserve and utilize the barbeques at the Project for its exclusive use from time to time, on an as-available basis (scheduled in advance and subject to availability, if more than ten (10) people will use the barbeques or barbeque area). If Landlord ceases to operate the fitness center or cafeteria (for any reason other than due to a casualty or condemnation), Landlord will agree to enter into good faith negotiations with Tenant to transfer operation of the cafeteria and fitness center to Tenant.”

CC. For clarity, Exhibit C of the Original Lease shall apply to all Phases of the Premises, including the Phase 9 Premises, except the reference to Preliminary Plans detailed as Schedule A-2 shall be to plans that are consistent with the plans for any of the other Phases of the Project. Landlord hereby approves Rapt Studios as the Architect, SC Builders as the General Contractor and Decker Electric as a subcontractor. Tenant may use the Tenant Improvement Allowance for Phase 9 Premises and for project management fees and shall not be required to restore any of Tenant’s Work constructed therewith unless Landlord so requires at the time it consents thereto. Tenant shall furnish and install in the Phase 9 Premises, in accordance with the terms of the Work Agreement attached as Exhibit C to the Original Lease, the improvements set forth in the Tenant's Plans for the Phase 9 Premises. Landlord shall not require Tenant to remove any of Tenant’s Work in the Phase 9

Premises performed in accordance with Exhibit C to the Original Lease. The phrase “(ACCO (in case of work to the HVAC systems)” in Section 5.6 of Exhibit C to the Original Lease shall be replaced with “(Silicon Valley Mechanical (in the case of work to the HVAC systems)”. The following shall also be added to Section 5.6 of Exhibit C to the Original Lease: “Notwithstanding anything to the contrary in this Lease, Tenant must use Therma (in case of work to the controls).” The following shall be added at the end of Section 5.13 of Exhibit C of the Original Lease: “Notwithstanding anything to the contrary herein, any unused portion of Tenant’s Improvement Allowance for Phase 9 shall not be credited against Rent due under the Lease and shall be forfeited, if not used for Tenant’s Work or other alterations to the Leased Premises, as of eighteen (18) months after the Delivery Date of the Phase 9 Premises. For clarity, the Tenant Improvement Allowance for Phase 9 Premises may be applied to improvements or alterations made to any of the Premises but the sixth (6th) sentence set forth in Section 5.13 of Exhibit C of the Original Lease shall not apply to the Phase 9 Premises.”

4.Brokers. Except for Landlord’s Broker and any Cooperating Broker whose identity is disclosed in Sections 1.12 or 1.13 of the Original Lease, Landlord and Tenant hereby represent and warrant, each to the other, that they have not otherwise dealt with, any broker, finder or any other person, firm, corporation or other legal entity so as to create any legal right or claim of whatsoever kind or nature for a brokerage commission or similar fee or compensation with respect to this Fourth Amendment. Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings from any broker, agents or finders other than Landlord’s Broker and the Cooperating Broker with the indemnitor and relating to this Fourth Amendment. Landlord and Tenant each acknowledge and agree that Landlord’s Broker serves as Landlord’s Broker relative to the negotiation of the terms of this Fourth Amendment and Cooperating Broker serves as Tenant’s broker relative to the negotiation of the terms of this Fourth Amendment. Landlord shall pay a leasing commission for this Fourth Amendment to Landlord’s Broker pursuant to the terms of a separate agreement. Landlord’s Broker will pay Cooperating Broker a commission for this Fourth Amendment pursuant to the terms of a separate agreement.

5.Severability. If any term or provision of this Fourth Amendment shall be deemed or held by any court or authority having proper jurisdiction to be invalid, illegal, void or unenforceable, the remaining terms and provisions hereof shall nevertheless remain in full force and effect with the intent that the purpose of this Fourth Amendment will be accomplished.

6.Binding Effect. Subject to the restrictions on transfer of the Lease and or the Leased Premises as set forth in the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and this Fourth amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.Entire Agreement. This Fourth Amendment sets forth the entire understanding of the parties in connection with the subject matter hereof. There are no agreements between Landlord and Tenant relating to the Fourth Amendment or the Leased Premises other than those set forth in writing and signed by the parties. Neither party has relied upon any understanding, representation or warranty not set forth in this Fourth Amendment, either oral or written, as an inducement to enter into this Fourth Amendment.

8.Defined Terms/Conflict. Capitalized terms not defined in this Fourth Amendment shall have the meanings ascribed to them in the Original Lease, First Amendment, Second Amendment or Third Amendment (as the case may be). To the extent there is a conflict between the provisions of the Original Lease, the First Amendment, Second Amendment and Third Amendment and the provisions of this Fourth Amendment, the provisions of this Fourth Amendment shall prevail. Except as specifically modified in this Fourth Amendment, the terms and conditions of the Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, shall remain unmodified and in full force and effect.

9.Attorneys’ Fees. In the event of any legal action or proceeding, including, but not limited to, actions or proceedings in a bankruptcy case, brought by either party against the other arising out of this Lease or purporting to affect this Lease, the prevailing party (by way of settlement, final judgment or order) shall be entitled to recover reasonable attorneys’ fees and costs (including expert witness fees) incurred in such action or proceeding. The provisions contained in this Section 9 shall survive the expiration or earlier termination of the Lease.

10.Counterparts. This Fourth Amendment may be executed, electronically (i.e., by email pdf), in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

11.Miscellaneous. Landlord hereby represents to Tenant that as of the Effective Date, there is no mortgage or deed of trust on the Project.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date and year first set forth above.

TENANT:

ROBLOX CORPORATION,
a Delaware corporation

By: /s/ Mark Reinstra
Name: Mark Reinstra
Its: Authorized Signatory
Date of Execution: June 29, 2021

LANDLORD:

FRANKLIN TEMPLETON COMPANIES, LLC.,
a Delaware limited liability company

By: /s/ Mark Constant

Name: Mark Constant

Its: Authorized Signatory

Date of Execution: June 30, 2021

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

EXHIBIT A-5

SITE PLAN FOR PROJECT

EXHIBIT A-5

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

EXHIBIT A-10

PHASE 9 PREMISES

FRANKLIN TEMPLETON

PLANNING & DESIGN
FRANKLIN TEMPLETON|CRE

REVISION

ISSUE	DESCRIPTION	DATE
1	ALLOCATION PLAN	10/01/2020
2	ALLOCATION PLAN	05/14/2021
3		00/00/0000
4		00/00/0000
5		00/00/0000
6		00/00/0000
7		00/00/0000
8		00/00/0000

SCALE: N.T.S

1 FRANKLIN PKWY #950, SAN MATEO, CA 94403

DATE: 10/01/2020
DRAWN BY: JG

SAN MATEO

ALLOCATION PLAN

01 FLOOR

BUILDING NO. 950

EXHIBIT A-10

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

FRANKLIN TEMPLETON

PLANNING & DESIGN
FRANKLIN TEMPLETON|CRE

REVISION

ISSUE	DESCRIPTION	DATE
1	ALLOCATION PLAN	10/01/2020
2	ALLOCATION PLAN	05/14/2021
3	ALLOCATION PLAN	06/09/2021
4		00/00/0000
5		00/00/0000
6		00/00/0000
7		00/00/0000
8		00/00/0000

SCALE: N.T.S

1 FRANKLIN PKWY #950,
SAN MATEO, CA 94403

DATE: 10/01/2020
DRAWN BY: JG

SAN MATEO

ALLOCATION PLAN

02 FLOOR

BUILDING NO. 950

EXHIBIT A-10

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

FRANKLIN TEMPLETON

PLANNING & DESIGN
FRANKLIN TEMPLETON|CRE

REVISION

ISSUE	DESCRIPTION	DATE
1	ALLOCATION PLAN	10/01/2020
2		00/00/0000
3		00/00/0000
4		00/00/0000
5		00/00/0000
6		00/00/0000
7		00/00/0000
8		00/00/0000

SCALE: N.T.S

1 FRANKLIN PKWY #950,
SAN MATEO, CA 94403

DATE: 10/01/2020
DRAWN BY: JG

SAN MATEO

ALLOCATION PLAN

03 FLOOR

BUILDING NO. 950

EXHIBIT A-10

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

FRANKLIN TEMPLETON

PLANNING & DESIGN
FRANKLIN TEMPLETON|CRE

REVISION

ISSUE	DESCRIPTION	DATE
1	ALLOCATION PLAN	10/01/2020
2	ALLOCATION PLAN	05/14/2021
3		00/00/0000
4		00/00/0000
5		00/00/0000
6		00/00/0000
7		00/00/0000
8		00/00/0000

SCALE: N.T.S

1 FRANKLIN PKWY #950
SAN MATEO, CA 94403

DATE: 10/01/2020
DRAWN BY: JG

SAN MATEO

ALLOCATION PLAN

04 FLOOR

BUILDING NO. 950

EXHIBIT A-10

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

EXHIBIT I

OFFICE FURNITURE

OWNER FURNITURE TO BE REMOVED FROM THE SITE

FRANKLIN TEMPLETON

PLANNING & DESIGN

REVISION

ISSUE	DESCRIPTION	DATE
1	FLOOR PLAN	08/01/2020
2		00/00/0000
3		00/00/0000
4		00/00/0000
5		00/00/0000
6		00/00/0000
7		00/00/0000
8		00/00/0000

SCALE: N.T.S

1 FRANKLIN PKWY #950, SAN MATEO, CA 94403

DATE: 08/01/2020

DRAWN BY: JG

SAN MATEO

FLOOR PLAN

01 FLOOR

BUILDING NO. 950

EXHIBIT I

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

OWNER FURNITURE TO BE REMOVED FROM THE SITE

FRANKLIN TEMPLETON

PLANNING & DESIGN
FRANKLIN TEMPLETON|CRE

REVISION

ISSUE	DESCRIPTION	DATE
1	FLOOR PLAN	08/01/2020
2		00/00/0000
3		00/00/0000
4		00/00/0000
5		00/00/0000
6		00/00/0000
7		00/00/0000
8		00/00/0000

SCALE: N.T.S

1 FRANKLIN PKWY #950,
SAN MATEO, CA 94403

DATE: 08/01/2020
DRAWN BY: JG

SAN MATEO

FLOOR PLAN

02 FLOOR

BUILDING NO. 950

EXHIBIT I

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

EXHIBIT I

DocuSign Envelope ID: 2BEDFEA4-B80A-4252-A0FC-4E488A466F09

EXHIBIT I

EXHIBIT J

PARCEL MAP NO. 395

VOL. 76 PG. 7

SARATOGA DRIVE
FRANKLIN PARKWAY
CURTISS STREET
PARCEL A
700,000 S.F.
PARCEL B
429,327 S.F.
PARCEL C
161,376 S.F.
PARCEL D
85,328 S.F.
PARCEL 2
129 M 47-57
BAY MEADOWS NO. 1
PARCEL 1
129 M 47-57
BAY MEADOWS NO. 1
TOWN OF BERESFORD
MAP NO. 1
14 M 44,45
GRAPHIC SCALE
(IN FEET)
1 inch = 100 ft.
1"=100'
BASIS OF BEARINGS N 54°33'25" W 1671.38' (M-M)
N 54°33'25" W 516.57'
445.08'
N39°03'47"W 514.97'
N 39°03'47" W 502.77'
N46°48'36"W 404.39'
R=1465.00' L=396.16' Δ=15°29'38"
N34°38'10"W 99.96'
N 50°56'13" E 345.58'
N 08°08'24" W 1762.79' (T)
N 50°57'11" E 1033.38' (T)
N50°57'11"E 1004.56'
N50°57'11"E 527.51'
N50°57'11"E 268.98'
N39°03'47"W 219.11'
N 39°03'47" W 143.32'
N 08°08'24" W 192.68'
N 69°59'10" W 192.68'
N 39°03'47" W 185.28'
N 81°51'36" E 201.35'
N 81°51'36" E 10.00'
N 56°02'27" E (R)
15' STREET TREE EASEMENT PER DOC #99-101696
1.5' SIDEWALK EASEMENT PER 129 M 47-57
STREET & SIDEWALK EASEMENT PER 129 M 47-57
9.5' S.T.M.E. PER 129 M 47-57
10' P.S.S.E. FOR THE BENEFIT OF PARCELS A AND B
10' P.S.S.E. FOR THE BENEFIT OF PARCEL B
10' S.D.E. PER 129 M 47-57
80' PRIVATE ROADWAY EASEMENT AND PRIVATE UTILITY EASEMENT
WATERLINE EASEMENT PER DOC #2000-087859
P.G.&E. TRANSFORMER EASEMENT PER 4040 O.R. 434
P.G.&E. RIGHT OF WAY EASEMENT PER 4040 O.R. 434
P.A. & L.E. PER 129 M 47-57

BASIS OF BEARINGS

THE BEARING "N 54°33'25" W" BETWEEN TWO FOUND STANDARD CITY MONUMENTS ON SARATOGA DRIVE AS SHOWN ON THE MAP OF "BAY MEADOWS NO. 1" RECORDED IN BOOK 129 OF MAPS AT PAGES 47-57 INCLUSIVE, SAN MATEO COUNTY RECORDS, WAS TAKEN AS THE BASIS OF BEARINGS FOR THIS MAP.

LEGEND

◉	FOUND STANDARD CITY MONUMENT
●	FOUND 3/4" IRON PIPE TAG LS 5797
○	SET 3/4" IRON PIPE TAG LS 5797
L.E.	LANDSCAPE EASEMENT
(M-M)	MONUMENT TO MONUMENT
O.R.	OFFICIAL RECORDS
P.A.	PUBLIC ACCESS
PRC	POINT OF REVERSE CURVATURE
P.S.S.E.	PRIVATE SANITARY SEWER EASEMENT
P.U.E.	PUBLIC UTILITY EASEMENT
(R)	RADIAL BEARING
S.D.E.	STORM DRAIN EASEMENT
S.T.M.E.	STREET TREE MAINTENANCE EASEMENT
(T)	TOTAL
T.S.E.	TRAFFIC SIGNAL EASEMENT
	DISTINCTIVE BORDER
	PARCEL LINE
	EASEMENT LINE
	EXISTING EASEMENT LINE
	MONUMENT LINE

Bearing Table

No.	Bearing	Distance
L1	N 35°27'13" E	24.40'
L2	N 50°56'19" E	47.39'
L3	N 14°12'02" E	57.04'
L4	N 03°54'05" E	14.62'
L5	N 51°00'51" E	57.81'
L6	N 38°59'09" W	16.60'
L7	N 50°56'13" E	37.54'
L8	N 39°03'47" W	6.96'
L9	N 50°56'13" E	78.42'
L10	N 39°03'47" W	3.04'
L11	N 50°56'13" E	69.63'

Curve Table

No.	Radius	Delta	Length
C1	350.00'	08°57'51"	54.76'
C2	20.00'	81°02'15"	28.29'
C3	237.50'	39°23'34"	163.29'
C4	240.00'	02°39'17"	11.12'
C5	135.00'	10°17'57"	24.27'
C6	128.00'	40°06'01"	89.58'
C7	412.40'	25°49'09"	185.84'
C8	682.50'	15°29'00"	184.44'

PARCEL MAP NO. 395

BEING A SUBDIVISION OF PARCEL 2, AS SAID PARCEL IS SHOWN ON THAT CERTAIN MAP ENTITLED "BAY MEADOWS NO. 1" WHICH WAS RECORDED ON JUNE 8, 1999 IN BOOK 129 OF MAPS AT PAGES 47 THROUGH 57 IN THE OFFICE OF THE RECORDER FOR SAN MATEO COUNTY, STATE OF CALIFORNIA

CITY OF SAN MATEO SAN MATEO COUNTY CALIFORNIA

DATED: NOVEMBER 2004

BKF ENGINEERS
540 PRICE AVENUE
REDWOOD CITY, CA 94063

SHEET 2 OF 2

EXHIBIT J